Exhibit 4.13

THE SYMBOL "[****]" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMIITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Change Order 5 to Clinical Services Agreement

Client’s study drug RHB-104

This Change Order 5 (“Change Order”) to the Clinical Services Agreement signed 15 June 2011 (“Clinical Services Agreement”), is by and among:

(1)	RedHill Biopharma Ltd., having its principle place of business at 21 Ha’arba’a St., Tel Aviv 64739, Israel (hereafter “SPONSOR”);

(2)	7810962 Canada Inc., a Canadian corporation, having its principal office at 245 Victoria Ave, Suite 100, Montreal, Quebec, H3Z 2M6, Canada (hereinafter "MANAGER");

WHEREAS, “SPONSOR” mandated "MANAGER" to enter into a subcontract with inVentiv Health Clinical to act as a CRO for its Study (as defined in the Clinical Services Agreement);

Is hereby made effective as of September 11, 2015 (“Effective Date”) and the parties hereby agree as follows:

1.	Change Order 5 to Clinical Services Agreement.

This Change Order constitutes an amendment to the Clinical Services Agreement pursuant to section 3.0 therein. As such, this Change Order is subject in all respects to the terms and provisions of the Clinical Services Agreement.

2.	Scope of Work

In addition to the Services to be provided in the above-referenced Clinical Services Agreement, Manager will cause inVentiv Health Clinical to perform additional Services for Client’s study drug RHB-104, in accordance with the Summary of Changes attached hereto and incorporated herein as Exhibit A.

3.	Compensation

Under this Change Order, inVentiv Health Clinical’s Professional Fees have increased by the amount of USD [****], the pass-through costs have increased by USD [****]. The total costs of the Clinical Services Agreement have increased to USD [****].

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Payment due to inVentiv Health Clinical for the Services provided under this Change Order shall be made pursuant to the Agreement and the revised unit Payment Schedule attached hereto and incorporated herein as Exhibit B.

4.	Project Period

The term of this Change Order shall commence on the date of its execution and shall continue until the Services as described in the Clinical Services Agreement are completed, unless this Change Order or corresponding Clinical Services Agreement are terminated early in accordance with the Clinical Services Agreement.

By their signatures below, the parties hereto agree to the terms of this Change Order and represent that they are authorized to enter into this Change Order on behalf of their respective companies.

ACCEPTED AND AGREED TO:

RedHill Biopharma Ltd.	For 7810962 Canada Inc.

/s/ Dror Ben-Asher	/s/ Alain Guimond
Name: Dror Ben-Asher	Name: Alain Guimond
Title: CEO	Title: Sr. Director of R&D

Date: October 20, 2015	Date: October 19, 2015

/s/ Ori Shilo
Name: Ori Shilo
Title: Deputy CEO

Date: October 20, 2015

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Exhibit A Summary of Changes

Study Assumption Changes

Changes to the parameters and assumptions for the study are defined below. Unless otherwise noted, activities will be performed according to the original contract.

Change Order 5 for 7810962 Canada Inc. /Red Hill Biopharma Ltd.

Overview of major level changes

•	Protocol v8 Amendment
•	DM-Dose Admin page created for future DSUR preparation requested by RHB Medical Director
•	Interim IM approved 26Jan15 by RHB
•	Israel & ANZ Investigator Meeting
•	Update eCRF to [****] and [****] based on [****] in Protocol v8 and [****] with [****]
•	DM-DSUR report programming for 2015 submission to FDA
•	Protocol v8 eCRF Changes
•	[****] & ANZ DM & Safety Monitoring

1.1	Revised Costs

Costs for this study are presented below in two categories, pass-through costs and professional fees.

1.1.1	Pass-Through Costs

Pass-through costs are in US dollars and include those expenses listed below. inVentiv Health Clinical will invoice Client for actual costs in these areas, it being understood that any pass-through costs in excess of the amounts set out below will require the Client’s prior written approval. inVentiv Health Clinical will use its best efforts to keep actual costs to reasonable levels through adherence to inVentiv Health Clinical’s travel policy and prudent negotiation with outside providers. Pass-through costs are presented in the table below:

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Task	Current (USD)	Change Order #5	Assumption Changes influencing the change in the budget	Additional comments
Site Visit Travel	$[****]	$[****]	No change
Investigators' Meeting Organisation	$[****]	$[****]	No change
Kick-off Meeting Travel/Attendance	$[****]	$[****]	No change.
Shipping/Photocopying	$[****]	$[****]	Printing of Protocol v8, Investigator Brochure #10; Mini-protocols; Annotated Protocol v8 eCRF document; Pharmacy manuals; Quest lab chart tool; I/E laminated pocket cards; Protocol v8 IWRS Guidelines; [****] Guidelines DVD
Translation	$[****]	$[****]	Protocol v8 French and Spanish ICFs; French CSSi materials and I/E cards; Study Rationale Slides to French:; Dossier items translation to English
Regulatory Fees	$[****]	$[****]	No change
Ethics Committee Fees	$[****]	$[****]	Protocol v8 and [****] materials
EDC Studies/3G Cards	$[****]	$[****]	No change
DSMB member fees	$[****]	$[****]	No change
EDC Fees (Oracle)	$[****]	$[****]	No Change
CRA Face to Face Meeting Travel expenses	$[****]	$[****]	No change
Pass Through Costs	$[****]	$[****]

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1.1.2	Investigator Grants Costs
Investigator Grants	Current (NA USD)	NA (USD)	Assumption Changes influencing the change in the budget	Additional Comments
	$[****]	$[****]	No Change	Estimate only. Will be paid based on actual costs as approved by the Client.

1.1.3	Professional Fees

Based on the parameters and assumptions outlined in the original proposal, inVentiv Health Clinical fees are categorised by major activity in the table below and in USD:

Task	Current (US Dollars)	Change Order #5	Assumption Changes influencing the change in the budget	Additional comments

Pre-study Activities
Case Report Form Preparation/Review	$[****]	$[****]	-CRF Pages/book change from 180 to 182 -Number of unique pages from 30 to 34 for visit schedule; ECG procedures, and Study Drug Administration pages	Sr. Data Analyst, India [****] hrs; Manager DM [****] hrs - N/A; Database Programmer India [****] hours; Sr. CRA Israel - [****] hr.
Data Management Plan Preparation/Review	$[****]	$[****]	-CRF Pages/book change from [****] to [****] -Number of unique pages from [****] to [****] for visit schedule; ECG procedures, and Study Drug Administration pages	DM Data Manager NA[****] hrs Sr. Data Analyst, India [****] hrs Database Programmer NA [****] hour
Informed Consent Preparation/Review	$[****]	$[****]	Protocol v8 consents revised for USA, Canada, and Israel; central IRBs; and specific for [****] sites	Israeli GSSU SS specialist- [****] hrs for country-specific changes and [****] site specific ICFs GSSU Mgr. NA = [****] hrs to review and prepare Protocol v8 Country Specific and central IRB ICFs; GSSU SS Specialist - [****] hrs for [****] hrs /site ICF for [****] sites

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Task	Current (US Dollars)	Change Order #5	Assumption Changes influencing the change in the budget	Additional comments

IRB/Ethics Committee Interactions	$[****]	$[****]	Protocol v8, IB#10, Protocol v8 ICF; and [****] materials submissions	Israeli GSSU SS specialist - [****] hrs for [****] site specific submissions; GSSU SS specialist- [****] hrs ([****]hrs/site for [****] sites)
Investigators' Meetings	$[****]	$[****]	Three investigator meetings attended in North America, Israel, and Australia

[****] hours NA CRA ([****] CRAs at [****] hours avg/each for travel and meeting) [****] hours for Clinical Project Monitoring Lead NA (CMPL) for prep, travel, and meeting [****] hours for Sr. PM NA for prep, travel, and meeting

[****] for Medical Director APA (ANZ IM)

[****] hours for Data Manager NA (ANZ IM) [****] hrs for one CRA API (Israel IIM) Medical Director WE [****] hours (Israel IIM)

Investigator Site Contract	$[****]	$[****]	Changes in the protocol visit schedule and procedures required contract amendments for [****] sites	Sr. Contracts Associate =[****] hours ([****] hrs/site contract amendments); PM = [****] hours
Investigator Recruitment	$[****]	$[****]	No change	No change
Project Feasibility	$[****]	$[****]	No change	No change
Project Plan Preparation/Review	$[****]	$[****]	No Change	No change

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Task	Current (US Dollars)	Change Order #5	Assumption Changes influencing the change in the budget	Additional comments

Protocol Preparation/Review	$[****]	$[****]	Review of Protocol V8 by Medical Directors, CRAs, Data Management, Regulatory Affairs; Safety Group, and Statisticians

Sr CRA Israel [****] hr. Sr. Data Analyst India [****] hr. Data Analyst India [****] hr. Manager (PM & DM) 12 hours NA [****] Medical Director NA 6 hours [****] Sr Regulatory Associate North America [****] hr. [****] for Protocol v8 review and conference calls in 2014; NA CMPL [****] hours

[****] hrs WE Medical Director [****] for Protocol v8 prep and review in 2014, includes interactions with RHB and ISB team members NA CRA [****] hours NA Safety Associate II [****] hr. NA Director Reg Affairs [****] hr. NA Reg Affairs Associate [****] hr. NA Principal Statistician [****] hr. NA Manager [****] hours ([****] PM & [****] DM) NA Medical Director [****] hour

Sr. Database Programmer India [****] hours

Randomization Schedule Preparation	$[****]	$[****]	Protocol v8 required changes to the randomization plan for assigning study drug according to biologics use.	[****] hours Statisticians (Principal Statisticians in NA and India, [****] hours X[****] for discussion and review of randomization changes prior to Protocol v8 finalization) and (Principal Statisticians in NA and India, [****] hours X[****] preparation of revised randomization schedule in 2015 after Protocol v8 was finalized)
Study-Specific Form Preparation	$[****]	$[****]	No change	No change
Training - Project-Specific	$[****]	$[****]	Training required for CRA team, and CMPLs for the Dose Administration eCRF page,	Sr. CRA - [****] hrs - N/A ([****] hrs X [****] CRAs); NA CMPL = 1 hr. ([****] hrs X [****]);
Translations	$[****]	$[****]	Revised Protocol v8 ICFs, [****] materials; I/E pocket cards sent to translation service	NA GSSU Manager - [****] HR
PROMIS	$[****]	$[****]	No change	No change
Monitoring/Site Management
Data Clean-up	$[****]	$[****]	Protocol v8 decreased the number of patient visits while increasing the number of unique pages	Decreased number of patient visits and while adding more eCRFs

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Task	Current (US Dollars)	Change Order #5	Assumption Changes influencing the change in the budget	Additional comments

Investigator Grant Administration	$[****]	$[****]	No change	The number of costed grants remains at [****] payments.
Laboratory Report Review	$[****]	$[****]	No Change	. No Change
Serious/Significant Adverse Event Management	$[****]	$[****]	Addition of [****] sites in [****]- [****] sites in Australia, and [****]sites in New Zealand and two CROs increased costs for [****]	Safety Manager NA - [****] hrs Safety Associate II NA- [****] hrs Safety Project Coordinator NA- [****] hrs
Site Management	$[****]	$[****]	Attendance at Site Teleconferences for Protocol v8; follow-up for IWRS changes conversations; follow-up for conference call training; follow-up for receipt of updated Central Lab manuals & supplies	Israeli Sr. CRA [****] hrs; NA PM – [****] hrs; CMPL – [****] hrs [****]; NA CRA [****] hr. ([****] hr. /site X [****] sites).
Remote Monitoring of Site Data	$[****]	$[****]	No Change	No Change
Site Visits - Pre-study Visits	$[****]	$[****]	No change	No change
Site Visits - Initiation Visits	$[****]	$[****]	No change	Current costing remains at [****] SIVs. Only costs for visits actually performed will be paid. Reconciliation of costs and visits will be performed at project end
Site Visits - Routine Visits conducted on site	$[****]	$[****]	No change	Current costing remains at [****] RMVs. Only costs for visits actually performed will be paid. Reconciliation of costs and visits will be performed at project end
Site Visits - Close-out Visits at each site at Study End	$[****]	$[****]	No change	Current costing remains at [****] COVs. Only costs for visits actually performed will be paid. Reconciliation of costs and visits will be performed at project end
Study Master File/Project File Set-up and Maintenance	$[****]	$[****]	Filing of Protocol v8 and Investigator Brochure #10 Investigator signature pages and IRB approval documents	NA GSSU Specialist [****] hrs/site X [****] sites = [****] hrs
Patient/Site Recruitment	$[****]	$[****]	No change	No change

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Task	Current (US Dollars)	Change Order #5	Assumption Changes influencing the change in the budget	Additional comments

Client/CRO meeting	$[****]	$[****]	RHB/Israeli Study Coordinator Meeting held in February 2015	Israeli CRA [****] hours
Regulatory	$[****]	$[****]
Regulatory Documentation Preparation/Review	$[****]	$[****]	No change	No change
Project Management /Project Tracking	$[****]	$[****]
Financial Project Management	$[****]	$[****]	Additional financial management for payment of printer, translator, and Ethics Committee fees for Protocol V8 changes and [****] materials.	Manager, PM, NA [****] hr.
Project Management	$[****]	$[****]	Protocol v8 and [****] materials weekly updates and action items for site IRB status and approvals and investigator protocol v8 and investigator brochure sign off pages. Includes notification to [****] of approvals	Israeli GSSU Specialist – [****] hr.([****] hr./ site X [****] sites) NA GSSU Specialist – [****] hrs ( [****]/ site X [****] sites)
Project Tracking / Communications	$[****]	$[****]	Review of weekly updates for Protocol v8 IRB approvals and to pending action items. Includes notifications to IWRS.	NA PM - [****] hrs NA CMPLs [****] hrs
Vendor Management	$[****]	$[****]	-Add [****] CRO and CRO for [****] for DM and Safety - Increase the number of vendors to 8. -Printer interaction for Protocol v8 printing	Revised costing includes 8 vendors.
Data Management
Database Archiving	$[****]	$[****]	No change	No change
Data Cleanup (DM)	$[****]	$[****]	Addition of [****] sites in [****], [****] sites in Australia, and [****] sites in New Zealand and two CROs and increase of 30 patients from 240 to 270 patients increases data clean-up costs	Data Analyst India [****] hrs NA DM Manager [****] hrs

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Task	Current (US Dollars)	Change Order #5	Assumption Changes influencing the change in the budget	Additional comments

Data Management: Database Quality Control Inspection	$[****]	$[****]	-CRF Pages/book change from [****] to [****] pages -Number of unique pages from [****] to [****]	Data Analyst India - [****] hrs Quality Associate II, NA - [****] hrs
Database Design	$[****]	$[****]

-CRF Pages/book change from [****] to [****]-# of unique pages from [****] to [****];

-Addition of [****] sites in [****], [****] sites in Australia, and [****] sites in New Zealand and two CROs

-Increase of 30 patients from 240 to 270 patients

-Revisions to format Adverse Event data listings for 2015 Data Safety Update Report (DSUR) for FDA submission.

NA Data Manager - [****] hrs NA Data Services PM - [****] hrs NA Sr. DB Programmer, [****] hrs DB Programmer India – [****] hrs Sr. Data Analyst, India [****] hrs
Dictionary Coding	$[****]	$[****]	No Change	No Change
Edit Check Programming	$[****]	$[****]	Change in eCRF pages for Protocol v8, ECG visits, Study Drug Administration, and DSUR data results in 8 additional edit checks from[****] to [****] in total

Sr. Data Analyst, India [****] hrs

Sr. Database Programmer India - [****] hrs

DM Data Mgt Manager NA = [****] hr. Principal Statistician NA [****] hrs
Sr. D/B Programmer NA = [****] hrs

Manager, PM, NA [****] hr.

Electronic Data Import	$[****]	$[****]	The number of data imports increased from [****] to [****]	Sr. Database Programmer India - [****] hrs Sr. Data Analyst, India [****] hrs
Case Report Form Data/Document Transfers	$[****]	$[****]	No change
EDC Fees	$[****]	$[****]	No Change
Statistical Analysis and Table Generation	$[****]	$[****]

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Task	Current (US Dollars)	Change Order #5	Assumption Changes influencing the change in the budget	Additional comments

Electronic Data Transfer	$[****]	$[****]	No Change
Interim Analysis/Report Preparation and Review	$[****]	$[****]	No Change
Statistical Analysis Plan Preparation/Review	$[****]	$[****]	No Change
Table Generation	$[****]	$[****]	No Change
Table/Listings Review	$[****]	$[****]	No Change
Clinical Study Report	$[****]	$[****]
Clinical Study Report Preparation/Review	$[****]	$[****]	No Change
Team Meetings	$[****]	$[****]
Project Team Meetings - Internal Meetings	$[****]	$[****]	- GSSU team for updates about IRB approvals, protocol v8 questions, amendment and updated IB sign-off page -DM Manager and Sr. DB Programmer meeting about Protocol v8 eCRF changes	NA GSSU Manager [****] hr. Sr. Database Programmer India [****] hours Data Manager NA [****] hours
Project Team Meetings - Client Teleconferences	$[****]	$[****]	- Sponsor conference call with Israeli Sr, CRA about Protocol v8 changes. -Sponsor conference call with PM and DM Manager about DSUR data	Israeli Sr. CRA [****] hrs PM and Data Manager NA [****] hours ([****] hour each) - reduced rates decreased the total amount.
Project Team Meetings - Kick-off Meeting	$[****]	$[****]	Project Team Meetings - Kick-off Meeting with [****] and [****]	NA Director - [****] hours NA Managers X[****] ([****] DM [****] CM) - [****] hrs Sr. Project Coordinator [****] hours
Total Direct Costs	$[****]	$[****]

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Total Costs

Category	Total Costs($)
	Current Contract (USD)	Change in Scope # 5 (USD)	Revised Total (USD)
Pass-Through Costs	$[****]	$[****]	$[****]
Investigator Grants Costs	$[****]	$[****]	$[****]
Professional Fees	$[****]	$[****]	$[****]
Discount	-$[****]	$[****]	-$[****]
Revised Professional Fees	$[****]	$[****]	$[****]
Grand Total	$[****]	$[****]	$[****]

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Exhibit B Payment Schedule

1.	PAYMENT TERMS

A.	Service Fees: [****]

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B.

2.	Pass Through Costs:

(a)	CO#2: Twenty percent (20%) of the average estimated expenses as set forth in the Expenses Estimate (exclusive of funds for investigator grants), totaling $[****], were paid on execution of Change Order #2. Prepayment for Out of Pocket Expenses (to be drawn down once paid and replenished once 75% depleted). This process to continue until the end of the study.
(b)	CO#3: Twenty percent (20%) of the average estimated expenses as set forth in the Expenses Estimate (exclusive of funds for investigator grants), totaling $[****], were paid on execution of Change Order #2. Prepayment for Out of Pocket Expenses (to be drawn down once paid and replenished once 75% depleted). This process to continue until the end of the study.
(c)	CO#4: This one-time payment of $[****] (exclusive of funds for investigator grants), was paid on execution of Change Order #4.
(d)	CO#5: This is a one-time payment of $[****] (exclusive of funds for investigator grants), that will be due and payable upon execution of this Agreement.
(e)	Actual pass-through expenses, as provided in the expenses estimate, will be billed as incurred by inVentiv Health Clinical
(f)	Any unused funds will be returned within ninety (90) days from the date of the final reconciliation

3.	Investigator Grants:
(a)	Twenty percent (20%) of the estimated total of the grant payments of the study, totaling $[****], were paid on execution of Change Order #2. Prepayment for Investigator Grants (to be drawn down once paid and replenished once 75% depleted). This process to continue until the end of the study.
(b)	inVentiv Health Clinical will submit invoices in advance for estimated amounts to be paid to investigators during the next quarter to ensure that adequate funds are available to pay investigator grants
(c)	inVentiv Health Clinical will not make payments to investigators without having sufficient funds available in advance.
(d)	Any unused funds will be returned within ninety (90) days from the date of the final reconciliation

4.	Payment Conditions:

(a)	For all Services, pass through expenses and investigator grants invoiced, payments are due net thirty (30) days from invoice date as set forth in Terms, Item 2 of the Agreement. In the event of a dispute, all undisputed portions of the invoice(s) are due within the above stated terms
(b)	Payments shall be made in the currency identified above and shall be made free of any applicable local withholding taxes, charges or remittance fees. Invoices will be inclusive of applicable taxes as determined by local laws and regulations
(c)	inVentiv Health Clinical reserves the right to charge interest against any unpaid overdue balance at the rate of one and a half percent (0.5%) per month
(d)	All services and pass-through payments should be sent via wire or Automated Clearing House (ACH).

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